Exhibit 99.1

AUDIBLE ANNOUNCES SECOND QUARTER 2007
FINANCIAL RESULTS

Revenue up 36% Year-over-Year, Adjusted EBITDA of $2.1 Million for Quarter

NEWARK, NJ, August 2, 2007 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leader in spoken audio entertainment, information, and educational programming on the Internet, today announced unaudited financial results for the second quarter ended June 30, 2007.

Audible reported consolidated second quarter net revenues of $25.9 million, up 36% over the $19.1 million reported in the second quarter of 2006 and 3% over $25.3 million in the first quarter of 2007. Adjusted EBITDA (“EBITDA”) increased to $2.1 million, up from $113,000 EBITDA reported in the second quarter of 2006 and $1.0 million in the first quarter of 2007.  Net loss for the second quarter of 2007 was ($125,000), or $(0.01) per share, a decrease from the net loss of ($2.2) million, or $(0.09) per share reported in the second quarter of 2006, and ($1.2) million or $(0.05) per share in the first quarter of 2007.

During the quarter, approximately 56,000 new AudibleListener® members were acquired. There were nearly 431,000 AudibleListener members at the end of the quarter, an increase compared to 309,000 at the end of second quarter of 2006 and 415,000 at the end of first quarter of 2007.

“During the second quarter of 2007 our continued focus on acquiring higher value AudibleListener members produced stellar results. We served them with superior listening, while offering targeted customer communications and consistent customer support,” noted Donald Katz, CEO and Chairman, Audible, Inc. “We are pleased to have achieved a quarter that demonstrates our commitment to profitable growth.”

Second Quarter 2007 Key Financial and Operating Metrics

Consolidated Net Revenue: Consolidated net revenue totaled $25.9 million in the second quarter of 2007, a 36% increase over the $19.1 million in consolidated net revenue in the second quarter of 2006 and a 3% increase over $25.3 million in the first quarter 2007.

Adjusted EBITDA: EBITDA increased to $2.1 million, up from $113,000 EBITDA reported in the second quarter of 2006. EBITDA for the second quarter of 2007 is based upon a net loss of ($125,000) which then excludes stock-based compensation of $1.5 million, depreciation and amortization of $1.3 million, interest income (net) of $854,000, and asset impairment of $160,000.

Deferred revenue: Deferred revenue was $16.3 million at June 30, 2007, a $1.9 million or 14% increase over the $14.4 million balance reported at December 31, 2006.

Total New Audible Listener Members: Nearly 56,000 new AudibleListener members were acquired during the second quarter of 2007, a decrease from the 65,000 Audible Listener members reported in second quarter of 2006. However, 96% percent of new members acquired in Q2 2007 were higher revenue AudibleListener Gold and Platinum members, versus 47% of new members acquired in the second quarter of 2006.

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today to discuss second quarter results as well as related financial and operational developments. A live webcast of the conference call will be available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is 800-238-9007 or +1-719-457-2622. Passcode 5495299.

Use of Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, Audible presents financial measures that are non-GAAP measures, specifically adjusted EBITDA. Adjusted EBITDA is net (loss) income excluding interest, taxes, depreciation, amortization, asset impairment, loss on equity investment and stock based compensation. Audible believes that this non-GAAP measure, viewed in addition to and not in lieu of Audible's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of Audible’s internal reporting to measure the performance of the company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules to this press release and on Audible's Web site. The GAAP financial measures presented are consistent with Audible's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or other public filings. Management also presents total cash sales. The measurement of total cash sales is defined as the change in deferred revenue plus consolidated net sales. Management believes that total cash sales is a useful measurement when analyzing period results.

About Audible, Inc.:

Audible (www.audible.com) is the leader in spoken audio information and entertainment on the Internet.  Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady computer-based and wireless mobile devices. Audible has 140,000 hours of audio programs from more than 470 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible is the preeminent provider of spoken-word audio products for Apple’s iTunes Store.  Among Audible’s key business relationships are Apple, Inc., Amazon.com, Palm, Inc., Creative Labs Inc., SanDisk, and XM Satellite Radio. Audible has approximately 170 employees with headquarters in Newark, NJ and an office in London, England. Audible, audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks. Other product or service names mentioned herein are the trademarks of their respective owners.

Forward-Looking Statements

The statements in this press release which are not historical facts may be deemed to contain forward-looking statements about Audible. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in Audible's Securities and Exchange Commission filings. No forward-looking statement can be guaranteed. Forward-looking statements speak only as of the date on which they are made and Audible, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006

Revenue, net:
Content and services:
Consumer content	$25,727	$24,979	$18,835	$50,706	$38,116
Point of sale rebates	(10)	(19)	(126)	(29)	(293)
Services	38	24	26	62	59
Total content and services	25,755	24,984	18,735	50,739	37,882
Hardware	87	77	85	164	210
Related party revenue	20	91	257	111	630
Other	85	112	64	197	134
Total revenue, net	25,947	25,264	19,141	51,211	38,856

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	11,210	11,256	7,720	22,466	15,703
Discount certificate rebates	73	260	305	333	603
Total cost of content and services revenue	11,283	11,516	8,025	22,799	16,306
Cost of hardware revenue	121	179	206	300	881
Cost of related party revenue	108	129	171	237	329
Operations	3,406	3,826	2,854	7,232	5,956
Technology and development	4,569	4,571	4,362	9,140	8,056
Marketing	4,049	3,904	3,573	7,953	7,874
General and administrative	3,359	3,104	2,663	6,463	5,864
Total operating expenses	26,895	27,229	21,854	54,124	45,266

Loss from operations	(948)	(1,965)	(2,713)	(2,913)	(6,410)

Loss on equity investment	-	(60)	(180)	(60)	(180)

Other income (expense):
Interest income	857	845	714	1,702	1,374
Other expense	(3)	(6)	-	(9)	-
Other income, net	854	839	714	1,693	1,374

Loss before income taxes	(94)	(1,186)	(2,179)	(1,280)	(5,216)

Income tax expense	(31)	(24)	(3)	(55)	(6)

Net loss	$(125)	$(1,210)	$(2,182)	$(1,335)	$(5,222)

Basic and diluted net loss per common share	$(0.01)	$(0.05)	$(0.09)	$(0.06)	$(0.21)

Basic and diluted weighted average common shares outstanding	24,279,102	24,205,043	24,501,629	24,242,777	24,491,745

AUDIBLE INC. AND SUBSIDIARY
NON-GAAP INFORMATION
(Unaudited)
(in thousands)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006

Stock-based compensation included in expense line items:
Operations	$218	$347	$300	$565	$443
Technology and development	271	293	287	564	417
Marketing	306	300	321	606	525
General and administrative	737	636	655	1,373	1,271
	$1,532	$1,576	$1,563	$3,108	$2,656

Depreciation and amortization included in expense line items:
Operations	$7	$11	$14	$18	$28
Technology and development	1,112	1,131	1,112	2,243	2,106
Marketing	-	-	-	-	-
General and administrative	201	168	137	369	252
	$1,320	$1,310	$1,263	$2,630	$2,386

Asset impairment included in expense line items:
Technology and development	160	-	-	160	-
	$160	$-	$-	$160	$-

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net loss	$(125)	$(1,210)	$(2,182)	$(1,335)	$(5,222)
Add back:
Stock-based compensation	1,532	1,576	1,563	3,108	2,656
Depreciation and amortization	1,320	1,310	1,263	2,630	2,386
Asset impairment	160	-	-	160	-
Loss on equity investment	-	60	180	60	180
Income tax expense	31	24	3	55	6
Less:
Interest income, net	(854)	(839)	(714)	(1,693)	(1,374)

Non-GAAP adjusted EBITDA	$2,064	$921	$113	$2,985	$(1,368)

Reconciliation to Non-GAAP Financial Measures (unaudited)
Total revenue, net	$25,947	$25,264	$19,141	$51,211	$38,856
Add:
Change in deferred revenue	548	1,430	1,273	1,978	3,353
Non-GAAP total cash sales	$26,495	$26,694	$20,414	$53,189	$42,209

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30,	December 31,
Assets	2007	2006
	(unaudited)

Current Assets:
Cash and cash equivalents	$18,597	$14,925
Short-term investments	48,720	51,295
Interest receivable on short-term investments	536	626
Accounts receivable, net of allowance	3,122	4,181
Accounts receivable, related parties	232	100
Royalty advances	504	710
Prepaid expenses and other current assets	3,106	1,797
Inventory	103	212
Total current assets	74,920	73,846

Property and equipment, net	10,537	8,149
Other assets	1,416	781

Total Assets	$86,873	$82,776

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,385	$3,121
Accrued expenses and other current liabilities	5,391	4,678
Accrued royalties	6,543	9,028
Accrued compensation	2,049	778
Deferred revenue, current	15,691	13,840
Total current liabilities	32,059	31,445

Deferred revenue, non current	644	513
Other liabilities, non current	1,703	262
Royalty obligations, non current	75	90

Commitments and contingencies

Stockholders' Equity:
Common stock	243	241
Additional paid-in capital	194,070	190,799
Accumulated other comprehensive loss	(48)	(36)
Accumulated deficit	(141,873)	(140,538)
Total Stockholders' Equity	52,392	50,466

Total Liabilities and Stockholders' Equity	$86,873	$82,776

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Cash flows from operating activities:
Net loss	$(125)	$(2,182)	$(1,335)	$(5,222)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,320	1,263	2,630	2,385
Impairment loss on purchased software	160	-	160	-
Non-cash stock-based compensation charge	1,532	1,563	3,108	2,657
Accretion of discounts on short-term investments	(233)	(219)	(492)	(449)
Changes in assets and liabilities:
Interest receivable on short-term investments	(157)	(102)	90	(67)
Accounts receivable, net	470	991	1,061	409
Accounts receivable, related parties	(64)	(10)	(132)	(13)
Royalty advances	135	29	208	40
Prepaid expenses and other current assets	(404)	286	(58)	(797)
Inventory	23	(524)	109	(301)
Other assets	(465)	(47)	(634)	(821)
Accounts payable	(476)	356	(737)	(2,057)
Accrued expenses	32	(707)	(195)	(1,189)
Other liabilities, non current	106	-	369	-
Accrued royalties	(785)	(7)	(2,492)	-
Accrued compensation	1,240	32	1,269	425
Deferred revenue	548	1,273	1,978	3,349
Net cash provided by (used in ) operating activities	2,857	1,995	4,907	(1,651)

Cash flows from investing activities:
Purchases of property and equipment	(858)	(257)	(4,142)	(3,973)
Capitalized software development costs	(212)	(56)	(327)	(254)
Purchases of short-term investments	(17,620)	(20,605)	(39,356)	(35,569)
Proceeds from maturity of short-term investments	15,548	17,300	42,423	41,800
Net cash (used in) provided by investing activities	(3,142)	(3,618)	(1,402)	2,004

Cash flows from financing activities:
Proceeds from exercise of common stock options	-	203	371	354
Proceeds from exercise of common stock warrants	-	-	-	750
Payment of taxes due on vested restricted stock	(206)		(206)
Repurchase of treasury stock at cost	-	(1,927)	-	(2,287)
Net cash (used in) provided by financing activities	(206)	(1,724)	165	(1,183)

Effect of exchange rate changes on cash and cash equivalents	2	(7)	2	(12)

(Decrease) increase in cash and cash equivalents	(489)	(3,354)	3,672	(842)

Cash and cash equivalents at beginning of period	19,086	14,061	14,925	11,549
Cash and cash equivalents at end of period	$18,597	$10,707	$18,597	$10,707

Supplemental Cash Flow information
Accrued purchases of property and equipment	$709	-	$709	-

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Numbers in thousands)

New AudibleListener Membership Reporting:	Q2 2007	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007
Total AudibleListener® Members[1]	115	132	157	186	205	224	245	279	309	345	383	415	431
Year-over-year	--	--	--	77%	78%	70%	56%	50%	51%	54%	56%	49%	39%
Quarter-over-quarter	10%	15%	19%	18%	10%	9%	9%	14%	11%	12%	11%	8%	4%
New AudibleListener® Members[2]	22	29	39	54	52	60	62	79	65	71	70	72	56
Year-over-year	--	--	--	143%	136%	107%	59%	46%	25%	18%	13%	-9%	-14%
Quarter-over-quarter	-2%	32%	34%	38%	-4%	15%	3%	27%	-18%	9%	-1%	3%	-22%
Average Monthly Churn in AudibleListener® Members[3]	3.0%	3.0%	2.6%	4.0%	4.7%	5.1%	4.8%	4.6%	3.4%	3.1%	2.5%	3.0%	2.8%
Cost per New AL	$64	$62	$64	$52	$57	$57	$94	$51	$44	$45	$49	$41	$49
(1) Total number of AudibleListener® members at the end of the period.
(2) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as one membership.
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.

Contact:

James Pearson
Audible, Inc.
(973) 820-0474
jpearson@audible.com